Avis Budget Group Capitalizes on Continued Economic Recovery

PARSIPPANY, N.J., May 3, 2021 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced first quarter 2021 financial results.

Despite revenue being down 22% for the first quarter compared to prior year, and net loss of $170 million, we achieved Adjusted EBITDA of $47 million in the first quarter through cost discipline and double digit growth in revenue per day in the Americas. This is our best first quarter Adjusted EBITDA since 2015 and is now our third consecutive quarter of positive Adjusted EBITDA since the start of the pandemic.

As demand started to recover in the Americas in the back half of the quarter, we optimized our fleet, resulting in higher utilization, and took advantage of pricing opportunities. We finished the quarter with Revenue per Day increasing 12% from prior year in the Americas. A strengthening Revenue per Day environment combined with our continued cost mitigating actions resulted in the Americas achieving a record first quarter Adjusted EBITDA margin.

Our liquidity position at the end of the quarter was approximately $1.2 billion with an additional $4.8 billion of fleet funding capacity. We have well-laddered corporate debt maturities with no meaningful maturities until 2023.

“Our first quarter results show our continued recovery through cost discipline and fleet optimization driving higher utilization, while reducing global per unit fleet costs,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “The Americas achieved its best first quarter Adjusted EBITDA margin on one of its lowest first quarter revenue bases and continues to prove that our cost saving initiatives are expected to continue to deliver strong results. These accomplishments are a great way to kick off the 75th anniversary of our Avis brand.”

Q1 Highlights

•Revenues recovered sequentially in the quarter with Revenue per Day increasing 12% in the Americas driven by improving demand.
•Due to our cost discipline and the improving demand environment, the Americas generated record first quarter Adjusted EBITDA margins.
•Our Adjusted EBITDA in International was nearly flat compared to first quarter 2020, excluding a $9 million negative currency exchange rate movement, from strong cost mitigating actions to match demand as international recovery continues.
•We completed senior notes offering of $600 million at 5⅜% and $500 million at 4¾%, and used the proceeds to redeem our 10½% senior secured notes and 6⅜% senior notes, and pay off a portion of the 5¼% senior notes. Our interest rate of 4¾% is the lowest rate achieved on an unsecured notes offering in our Company's history.

•Our contactless rental experience, Avis Quickpass, is now offered at 20 of our top airport locations across the U.S., for our Avis Preferred customers.

Outlook

The global semiconductor shortage is causing uncertainty in fleet supply and resulting in tighter fleets throughout the industry. We have historically navigated through significant vehicle recalls, and believe we have the logistics in place to effectively manage our fleet during this disruption in supply. We continue to get new car deliveries every day and believe we can increase our fleet utilization efficiency to capture increased demand. We look forward to helping people experience their mobility needs in a safe and efficient way.

While we continue to monitor vehicle availability and the roll out of the vaccine and its impact on the demand for the travel industry, we cannot currently predict the volatility associated with the industry. Due to these continued macro uncertainties, we are not providing guidance at this time.

Investor Conference Call

We will host a conference call to discuss first quarter results on May 4, 2021, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13717958.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the COVID-19 outbreak, cost-saving actions, the global semiconductor shortage and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak, which is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant decline in travel demand as a result of COVID-19, including the current and any further disruptions in airline passenger traffic, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems,
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disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release, including the Outlook section, includes financial measures such as Adjusted EBITDA, Adjusted Net Income and Adjusted Free Cash Flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

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Tables Follow
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Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended March 31,
	2021	2020	% Change
Income Statement and Other Items
Revenues	$1,372	$1,753	(22)%
Loss before income taxes	(250)	(265)	6%
Net loss	(170)	(158)	(8)%
Loss per share - diluted	(2.43)	(2.16)	(13)%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	47	(87)	n/m
Adjusted pretax loss	(64)	(191)	66%
Adjusted net loss	(32)	(103)	69%
Adjusted loss per share - diluted	(0.46)	(1.40)	67%

	As of
	March 31, 2021	December 31, 2020
Balance Sheet Items
Cash and Cash Equivalents	$576	$692
Vehicles, net	9,101	8,153
Debt under vehicle programs	7,801	6,857
Corporate debt	4,283	4,210
Stockholders' equity	(316)	(155)

Segment Results
	Three Months Ended March 31,
	2021	2020	% Change
Revenues
Americas	$1,080	$1,257	(14)%
International	292	496	(41)%
Corporate and Other	—	—	n/m
Total Company	$1,372	$1,753	(22)%

Adjusted EBITDA
Americas	$108	$(30)	n/m
International	(50)	(40)	(25)%
Corporate and Other	(11)	(17)	n/m
Total Company	$47	$(87)	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$1,372	$1,753

Expenses
Operating	832	1,058
Vehicle depreciation and lease charges, net	254	459
Selling, general and administrative	182	251
Vehicle interest, net	75	83
Non-vehicle related depreciation and amortization	68	69
Interest expense related to corporate debt, net:
Interest expense	61	48
Early extinguishment of debt	129	4
Restructuring and other related charges	20	44
Transaction-related costs, net	1	2
Total expenses	1,622	2,018

Loss before income taxes	(250)	(265)
Benefit from income taxes	(80)	(107)
Net loss	$(170)	$(158)

Earnings (loss) per share - diluted
Basic	$(2.43)	$(2.16)
Diluted	$(2.43)	$(2.16)

Weighted average shares outstanding
Basic	69.9	72.9
Diluted	69.9	72.9

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended March 31,
	2021	2020	% Change

Americas

Rental Days (000’s)	18,021	23,458	(23)%
Revenue per Day, excluding exchange rate effects (A)	$59.82	$53.59	12%
Average Rental Fleet	294,634	416,937	(29)%
Vehicle Utilization	68.0%	61.8%	6.2 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$207	$265	(22)%

International

Rental Days (000’s)	6,825	11,067	(38)%
Revenue per Day, excluding exchange rate effects (A)	$38.74	$44.77	(13)%
Average Rental Fleet	117,470	192,755	(39)%
Vehicle Utilization	64.6%	63.1%	1.5 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$183	$219	(16)%

Total

Rental Days (000’s)	24,846	34,525	(28)%
Revenue per Day, excluding exchange rate effects (A)	$54.03	$50.76	6%
Average Rental Fleet	412,104	609,692	(32)%
Vehicle Utilization	67.0%	62.2%	4.8 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$200	$251	(20)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended March 31,
	2021	2020	% Change

Americas

Revenue per Day	$59.92	$53.59	12%
Per-Unit Fleet Costs per Month	$208	$265	(22)%

International

Revenue per Day	$42.88	$44.77	(4)%
Per-Unit Fleet Costs per Month	$199	$219	(9)%

Total

Revenue per Day	$55.24	$50.76	9%
Per-Unit Fleet Costs per Month	$205	$251	(18)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Three Months Ended March 31, 2021
Operating Activities
Net cash provided by operating activities	$336

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(14)
Net cash provided by investing activities of vehicle programs	(1,352)
Net cash provided by investing activities	$(1,366)

Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	$(32)
Net cash used in financing activities of vehicle programs	946
Net cash used in financing activities	$914

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(10)
Net change in cash and cash equivalents, program and restricted cash	(126)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	765
Cash and cash equivalents, program and restricted cash, end of period (B)	$639

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Three Months Ended March 31, 2021
Loss before income taxes	$(250)
Add-back of non-vehicle related depreciation and amortization	68
Add-back of debt extinguishment costs	129
Add-back of restructuring and other related costs	20
Add-back of transaction-related costs	1
Add-back of COVID-19 charges	18
Working capital and other	144
Capital expenditures (D)	(28)
Vehicle programs and related (E)	(131)
Adjusted free cash flow	$(29)

Acquisition and related payments, net of acquired cash	$(4)
Borrowings, net of debt repayments	(1)
Restructuring and other related payments	(12)
Transaction-related payments	(1)
COVID-19 payments, net	(29)
Repurchases of common stock	(19)
Change in program cash	(9)
Foreign exchange effects, financing costs and other	(22)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(126)

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Three Months Ended March 31, 2021
Net cash provided by operating activities (per above)	$336
Investing activities of vehicle programs	(1,352)
Financing activities of vehicle programs	946
Capital expenditures	(12)
Proceeds received on sale of assets and nonmarketable equity securities	2
Change in program cash	9
COVID-19 payments, net	29
Restructuring and other related payments	12
Transaction-related payments	1
Adjusted free cash flow (per above)	$(29)

_______
(A)	Consists of cash and cash equivalents of $692 million, program cash of $72 million and restricted cash of $1 million.
(B)	Consists of cash and cash equivalents of $576 million, program cash of $61 million and restricted cash of $2 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $16 million of cloud computing implementation costs.
(E)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended March 31,
Reconciliation of net loss to Adjusted EBITDA:		2021	2020

	Net loss	$(170)	$(158)
	Benefit from income taxes	(80)	(107)
	Loss before income taxes	(250)	(265)

	Add certain items:
	Early extinguishment of debt	129	4
	Restructuring and other related charges	20	44
	Acquisition-related amortization expense	18	13
	COVID-19 charges (A)	18	7
	Transaction-related costs, net	1	2
	Non-operational charges related to shareholder activist activity (B)	—	4
	Adjusted pretax loss	(64)	(191)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	50	56
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	61	48
	Adjusted EBITDA	$47	$(87)

Reconciliation of net loss to adjusted net loss:

	Net loss	(170)	(158)
	Add certain items, net of tax:
	Early extinguishment of debt	96	3
	Restructuring and other related charges	15	33
	Acquisition-related amortization expense	13	10
	COVID-19 charges	13	5
	Transaction-related costs, net	1	1
	Non-operational charges related to shareholder activist activity	—	3
	Adjusted net loss	$(32)	$(103)

	Loss per share - Diluted	$(2.43)	$(2.16)

	Adjusted diluted loss per share	$(0.46)	$(1.40)

	Shares used to calculate Adjusted diluted loss per share	69.9	72.9

_______
(A)
For the three months ended March 31, 2021 consists of $17 million within operating expenses and $1 million within selling, general and administrative expenses in our Consolidated Statements of Operations, primarily consisting of $19 million of minimum annual guaranteed rent in excess of concession fees, $(6) million associated with vehicles damaged in overflow parking lots, net of insurance proceeds and $5 million of other charges. For the three months ended March 31, 2020 consists of $7 million within operating expenses, primarily consisting of $5 million associated with vehicles damaged in overflow parking lots, net of insurance proceeds and $2 million of incremental cleaning supplies to sanitize vehicles and facilities, and overflow parking.

(B)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,080	$292	$1,372	$1,257	$496	$1,753
Currency exchange rate effects	(2)	(28)	(30)	—	—	—
Revenue excluding exchange rate effects	1,078	264	1,342	1,257	496	1,753
Rental days (000's)	18,021	6,825	24,846	23,458	11,067	34,525
RPD excluding exchange rate effects (in $'s)	$59.82	$38.74	$54.03	$53.59	$44.77	$50.76

Vehicle Utilization
Rental days (000's)	18,021	6,825	24,846	23,458	11,067	34,525
Average rental fleet	294,634	117,470	412,104	416,937	192,755	609,692
Number of days in period	90	90	90	91	91	91
Available rental days (000's)	26,517	10,572	37,089	37,941	17,541	55,482
Vehicle utilization	68.0%	64.6%	67.0%	61.8%	63.1%	62.2%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$184	$70	$254	$332	$127	$459
Currency exchange rate effects	(1)	(5)	(6)	—	—	—
	$183	$65	$248	$332	$127	$459
Average rental fleet	294,634	117,470	412,104	416,937	192,755	609,692
Per-unit fleet costs (in $'s)	$621	$549	$601	$796	$658	$753
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$207	$183	$200	$265	$219	$251

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, non-operational charges related to shareholder activist activity, which include third party advisory, legal and other professional service fees, gain on sale of equity method investment in China, COVID-19 charges and income taxes. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 global pandemic such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $9 million and $4 million in first quarter 2021 and 2020, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude COVID-19 charges and have not revised prior years' Adjusted Free Cash Flow amounts as there were no other charges similar in nature to these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.